Exhibit 23.4

9 May 2025 PRIVATE AND CONFIDENTIAL BY EMAIL ONLY No. of pages : 2 Platinum Analytics Cayman Limited 60 Anson Road, 17-01, Mapletree, Singapore 079914	We do not accept service of court documents by fax Direct Lines T : +65 6531 2451 E : julian.kwek@drewnapier.com T : +65 6531 2477 E : khoonjin.tan@drewnapier.com Our Ref JNK/487727 Your Ref -

Attention: Board of Directors

Dear Sirs,

PLATINUM ANALYTICS CAYMAN LIMITED (THE “COMPANY”) LISTING ON NASDAQ - CONSENT OF LAW FIRM

We have acted as the Singapore legal advisers to the Company, in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (“Securities Act”) in connection with the public offering of the Company.

We hereby consent to the use of our name under the caption “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

For and on behalf of
Drew & Napier LLC

/s/ Drew & Napier LLC
Name:	Julian Kwek
Title:	Director
Date:	8 May 2025

DREW & NAPIER LLC 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315
T:+65 6535 0733 T:+65 9726 0573 (After Hours) F:+65 6535 4906 E: mail@drewnapier.com www.drewnapier.com
Drew & Napier LLC (UEN 200102509E) is a law corporation with limited liability.